SOUTHWESTERN ENERGY COMPANY

DIRECTORS NON-QUALIFIED STOCK OPTION

(Not Transferable)

THIS CERTIFIES, that SOUTHWESTERN ENERGY COMPANY, an Arkansas corporation (the "Company"), has, as of the ____ day of ______________, 2004, granted to ________________________ (the "Participant"), a Non-Qualified Stock Option to purchase ______ shares (the "Optioned Shares") of the Company's Common Stock ($.10 par value) ("Common Stock") on the terms and conditions of the SOUTHWESTERN ENERGY COMPANY 2004 STOCK INCENTIVE PLAN, as the same may be amended from time to time (the "Plan").

This Non-Qualified Stock Option is granted under and pursuant to the Plan and is subject to the conditions and limitations set forth in the Plan as the same may be amended from time to time. All of the terms and provisions of the Plan, as amended from time to time, are incorporated herein by reference and nothing herein contained shall be deemed to vary or be given effect as modifying the terms of the Plan.

This Non-Qualified Stock Option shall be exercisable only in accordance with the provisions of this Certificate and the Plan except as otherwise provided in the Plan. This Non-Qualified Stock Option is not transferable except by will or the laws of descent and distribution.

The exercise price of the Optioned Shares shall be $____ per share.

This Non-Qualified Stock Option shall be exercisable in whole or in part; provided, that no partial exercise shall be for an aggregate exercise price of less than $1,000. The partial exercise of this Non-Qualified Stock Option shall not cause the expiration, termination or cancellation of the remaining portion hereof.

This Non-Qualified Stock Option shall be exercised by delivering notice to the Company's principal office, to the attention of its Secretary, no less than three business days in advance of the effective date of the proposed exercise. Such notice shall be accompanied by this Certificate, shall specify the number of Optioned Shares with respect to which this Non-Qualified Stock Option is being exercised and the effective date of the proposed exercise and shall be signed by the Participant. The Participant may withdraw such notice at any time prior to the close of business on the business day immediately preceding the effective date of the proposed exercise.

Payment for Optioned Shares purchased upon the exercise of this Non-Qualified Stock Option shall be made on the effective date of such exercise in accordance with the terms of the Plan.

THIS NON-QUALIFIED STOCK OPTION SHALL FIRST BECOME EXERCISABLE WITH RESPECT TO THE FOLLOWING PERCENTAGE OF THE TOTAL SHARES SUBJECT HERETO ON THE FOLLOWING DATES:
Percentage of Total Shares	First Date on Which Such Percentage of Total Shares Becomes Exercisable
33-1/3%
33-1/3%
33-1/3%

PROVIDED, HOWEVER, UPON THE OCCURRENCE OF A CHANGE IN CONTROL, IF AND TO THE EXTENT IT STILL IS OUTSTANDING, THIS NON-QUALIFIED STOCK OPTION SHALL BECOME FULLY AND IMMEDIATELY EXERCISABLE AND SHALL REMAIN EXERCISABLE UNTIL ITS EXPIRATION, TERMINATION OR CANCELLATION PURSUANT TO THE TERMS OF THE PLAN.

Notwithstanding any other provision of the Plan, in the event of (i) a dissolution or liquidation of Southwestern, (ii) a sale of all or substantially all of Southwestern's assets or (iii) a merger or consolidation involving Southwestern, the Committee shall have the power to:

(A) cancel, effective immediately prior to the occurrence of such event, each Option outstanding immediately prior to such event (whether or not then vested or exercisable), and, in full consideration of such cancellation, pay to the Director to whom such Option was granted an amount in cash, for each share of Common Stock subject to such Option immediately prior to such event, equal to the excess of (A) the value, as determined by the Committee of the property (including cash) received by the holder of a share of Common Stock as a result of such event over (B) the exercise price of such Option; or

(B) provide for the exchange of all or a portion of such Options outstanding immediately prior to such event (whether or not then vested or exercisable) for equivalent options covering securities of the acquiring entity (or the ultimate parent thereof) and, incident thereto, make an equitable adjustment as determined by the Committee in the exercise price of such exchanged option, and/or the number, type and class of securities subject to such exchanged option or, if appropriate, provide for a cash payment to the Director to whom such Option was granted in partial consideration for the exchange of the Option.

In the event of the occurrence of any event described above, the Committee shall, with respect to each Director's Option outstanding immediately prior to such event (whether or not then vested or exercisable), take the action described in clause (A) above, except that the value of the property received in exchange for a share of Common Stock pursuant to such event shall be the Fair Market Value of such property.

THIS NON-QUALIFIED STOCK OPTION SHALL EXPIRE AND BE VOID AND SHALL NOT BE EXERCISABLE AFTER THE EXPIRATION OF SEVEN (7) YEARS FROM THE DATE AS OF WHICH IT WAS GRANTED AND MAY BE EXERCISED ONLY IN THE MANNER PROVIDED IN THE PLAN. THIS NON-QUALIFIED STOCK OPTION SHALL BE SUBJECT TO EARLIER TERMINATION, EXPIRATION OR CANCELLATION AS PROVIDED IN THE PLAN.

By accepting this Certificate, the Participant agrees to all of the terms and conditions of the Plan as the same may be amended from time to time, and acknowledges that the Participant may review a complete copy of the Plan, which is on file in the office of the Secretary of Southwestern Energy Company, 2350 North Sam Houston Parkway East, Suite 300, Houston, Texas 77032.

IN WITNESS WHEREOF, the Company has issued this Non-Qualified Stock Option Certificate by its undersigned duly authorized officer as of the ____ day of __________, 2004.

ATTEST: (Seal)	SOUTHWESTERN ENERGY COMPANY

By:________________________________	By: _______________________________
Executive Vice President and Chief Financial Officer	President and Chief Executive Officer

_______________________________
(Director)